UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                          THE SECURITIES ACT OF 1934

     Date of Report (Date of earliest event reported):  February 28, 2003


                     JEREMY'S MICROBATCH ICE CREAMS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                   Delaware
                ----------------------------------------------
                (State or other jurisdiction of incorporation)

                                   001-15689
                           ------------------------
                           (Commission File Number)

                                  23-3017648
                     ------------------------------------
                     (I.R.S. Employer Identification No.)

   2000 Hamilton Street, #520, Philadelphia, Pennsylvania       19130-3883
   ------------------------------------------------------       ----------
         (Address of principal executive offices)               (Zip Code)

      Registrant's telephone number, including area code:  (215) 893-3662

      122 S. Phillips Avenue, Suite 300, Sioux Falls, South Dakota 57104
      ------------------------------------------------------------------
         (Former name or former address, if changed since last report)


ITEM 1. CHANGE IN CONTROL OF REGISTRANT

       On February 28, 2003, Bluestem Capital Partners II Limited Partnership, a South Dakota limited partnership ("Bluestem"), the controlling shareholder of Jeremy's Microbatch Ice Creams, Inc., a Delaware corporation (the "Registrant"), entered into a Stock Purchase Agreement with William Tay ("Tay"), pursuant to which Mr. Tay acquired one million seven hundred fifty nine thousand eight hundred eighty two (1,759,882) shares of the Registrant's common stock owned by Bluestem. The stock sale transaction, which constitutes approximately 55% of the total issued and outstanding shares of the Registrant, is classified as a change of control of the Registrant. Prior to the sale, the Registrant had 3,200,000 shares of common stock issued and outstanding, and no preferred shares have been issued and outstanding.

       In connection with the change of control transaction described above, on March 5, 2003, William Tay, a stockholder of the Registrant, delivered to the Registrant at its principal place of business and to its registered agent in the State of Delaware, written consents signed by the holders of more than a majority of the outstanding shares of the Registrant entitled to vote in accordance with Section 228(a) of the Delaware General Corporation Law which provided for the immediate removal of the existing Board of Directors (the "Board") of the Registrant and appointed Mr. Tay as its sole Director. Immediately following this delivery of consents, the newly elected Board of the Registrant, by unanimous written consent, removed each of the persons appointed or elected as an officer of the Registrant prior to this written consent and elected Mr. Tay as its President, Chief Executive Officer, Secretary and Treasurer.

       The Registrant was organized under the laws of the State of Delaware on October 1999, is in the development stage and currently has no operations. The Registrant's common stock is quoted on the over-the-counter market in the so called "pink sheets" under the symbol "JMIC."

ITEM 5. OTHER EVENTS

       As a result of the transaction as described under Item 1 above, effective March 7, 2003, the Registrant has relocated its offices to 2000 Hamilton Street, #520, Philadelphia, Pennsylvania 19130-3883, and its new telephone and facsimile number is (215) 893-3662.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS

       No financial statements are filed herewith.

EXHIBITS

1.1.Stock Purchase Agreement by and among William Tay and Bluestem Capital
    Partners II Limited Partnership dated as of February 28, 2003.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


JEREMY'S MICROBATCH ICE CREAMS, INC.
(Registrant)



By: /s/ William Tay                                  Date: March 6, 2003
--------------------------------------
Name:  William Tay
Title:  President, Chief Executive Officer,
Secretary, Treasurer and Director